Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of Morgan Properties Trust of our report dated July 26, 2011 related to the Balance Sheet as of June 30, 2011 of Morgan Properties Trust, our report dated July 26, 2011 relating to the combined consolidated financial statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 of the Morgan Properties Predecessor Entities,  our report dated July 26, 2011 relating to the combined statements of revenue and certain expenses for the year ended December 31, 2009 of Berwind 20, our report dated July 26, 2011 relating to the combined statements of revenue and certain expenses for the year ended December 31, 2009 of the Fannie 55 Group, and our report dated July 26, 2011 relating to the combined statements of revenue and certain expenses for the year ended December 31, 2008 of MPM Ventures Associates LP, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 26, 2011